PAPA MURPHY’S STRENGTHENS BOARD OF DIRECTORS
Company Adds Three New Independent Directors with Appointments of Jean M. Birch, Rob Weisberg and Jeffrey B. Welch

(VANCOUVER, Wash.) - April 15, 2015 - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) the world’s leading take ’n’ bake pizza franchise, today announced that Jean M. Birch, Rob Weisberg and Jeffrey B. Welch have been appointed as independent members of its Board of Directors, effective April 15, 2015. The appointments replace both Thomas H. Lee and Achi Yaffe, who have resigned from the Board, as well as increase the Board size by one seat.

“We are pleased to welcome three high quality individuals to our Board of Directors, whose diverse experience and strengths bolster our leadership," said John Barr, Chairman of Papa Murphy’s Holdings, Inc. “Jean’s extensive leadership experience in the restaurant industry along with Rob’s deep marketing background and Jeff’s expertise in franchise development and operations will be invaluable to our company. Their collective knowledge and experience will be a great addition to our Board as we continue to execute on our growth strategy and build long-term value for our shareholders.”

Jean M. Birch brings more than 20 years of experience leading top restaurant brands to Papa Murphy’s Board. Currently, she serves as the Chief Executive Officer and President of Birch Company, LLC. Previously, Mrs. Birch served as President of IHOP Restaurants, Inc., where she repositioned and focused IHOP’s brand and innovative culinary strategy. Prior to IHOP, Mrs. Birch served as President of Romano’s Macaroni Grill and President of Corner Bakery Café. Mrs. Birch also held executive leadership roles within YUM! Brands, Inc., a global quick service restaurant company, including Vice President, Operations for Taco Bell, Inc. and, Senior Director, Concept Development for Pizza Hut, Inc. She currently serves on the Board of Directors of Cosi, Inc. and Darden Restaurants, Inc. and previously served on the Board of Directors of the Children’s Miracle Network Hospitals.

Rob Weisberg joins Papa Murphy’s Board with extensive consumer marketing expertise and experience leading growth brands. He currently serves as Chief Executive Officer of Invaluable, the world’s leading online live auction marketplace. Prior to Invaluable, Mr. Weisberg served for three years as Chief Marketing Officer at Zipcar, Inc., where he contributed to the company’s membership growth and initial public offering. Previously, Mr. Weisberg spent 5 years as Vice President of Multimedia Marketing at Domino’s Pizza where he led the introduction of online ordering. Prior to Domino’s Pizza, Mr. Weisberg worked in account services at several prominent advertising and public relation agencies including Ogilvy & Mather.

Jeffrey B. Welch brings international franchise development experience to Papa Murphy’s Board. Currently, he serves as an international development consultant with the Gerson Lehrman Group. Previously, Mr. Welch held various executive roles within Krispy Kreme Doughnuts Inc., including President, International and Senior Vice President and General Manager of Global Franchise Operations and Development. Prior to Krispy Kreme, Mr. Welch served as the Vice President, Real Estate, International for The Home Depot, Inc. Throughout his career he has held various positions for Tricon Global Restaurants, Inc. where he focused on business and franchise development for leading restaurant brands, including Pizza Hut, KFC and Taco Bell.

About Papa Murphy’s
Papa Murphy's Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take 'N' Bake pizza chain in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates over 1,400 franchised and corporate-owned fresh pizza stores in 38 States, Canada and United Arab Emirates. Papa Murphy's core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab 'n' go items, including salads, sides and desserts. For more information, visit www.papamurphys.com. Find Papa Murphy’s on Facebook at www.facebook.com/papamurphyspizza.

Forward-looking Statements

This news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "guidance," "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Forward-looking statements in this press release include statements relating to the Company's projected sales growth, projected new store openings, projected selling, general, and administrative expenses, projected capital expenditures, new products, strategic initiatives, future financial or operational results, productivity, and potential new markets and acquisitions.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company's current Annual report on Form 10-K for the fiscal year ended December 29, 2014 (which was filed on March 18, 2015, and can be found at the SEC's website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.

Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Papa Murphy’s Contacts:
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com

877-747-7272

Media Contact:
Jessica Liddell, ICR
jessica.liddell@icrinc.com
203-682-8208